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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

 We hereby consent to the use in this Registration Statement on Form S-4 of The Brickman Group, Ltd. of our reports dated March 15, 2002 relating to the consolidated financial statements and the financial statement schedule of the Brickman Group, Ltd. which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Summary Historical and Pro-Forma Financial and Other Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

January 31, 2003